Exhibit 99.1

Boxlight Reports Fourth Quarter and Full Year 2020

Financial Results

●	Reported $31.9M revenues, a record quarter

●	Net loss per common share improved by $0.09 to $(0.17) for Q4 and by $0.49 to $(0.39) for FY

●	Adjusted EPS improved by $0.25 to $0.01 for Q4 and by $0.51 to $(0.02) for FY

●	Adjusted EBITDA improved by $3.0M to $0.4M for Q4 and by $2.8M to $(1.0) for FY

●	Ended Year with $11.3M Backorders, $13.5M Cash, $21.0M Working Capital and $44.9M Stockholders’ Equity

●	Expect Q1 2021 Revenue of $28M and Positive Adj. EBITDA

Lawrenceville, GA – Business Wire – March 25, 2021 – Boxlight Corporation (Nasdaq: BOXL) (“Boxlight”), a leading provider of interactive technology solutions, today announced the Company’s financial results for the fourth quarter and full year ended December 31, 2020.

Key Financial Highlights for Q4 2020 as Compared to Q4 2019

●	Revenues increased by 437% to $31.9 million
●	Customer orders increased by 453% to $33.2 million
●	Gross profit margin was 11.2%, as adjusted for the net effect of acquisition-related purchase accounting, increased to 26.4%, an improvement of 84 basis points
●	Net loss per common share improved by $0.9 to $(0.17)
●	Adjusted EBITDA improved by $3.0 million to $0.4 million
●	Adjusted EPS improved by $0.25 to $0.01

Key Financial Highlights for Full Year 2020 as Compared to Full Year 2019

●	Revenues increased by 66% to $54.9 million
●	Customer orders increased by 83% to $56.5 million
●	Gross profit margin was 18.0%, as adjusted for the net effect of acquisition-related purchase accounting, decreased by 10 basis points to 27.2%
●	Net loss per common share improved by $0.49 to $(0.39)
●	Adjusted EBITDA improved by $4.7 million to $(1.0) million

●	Adjusted EPS improved by $0.51 to $(0.02)
●	Working capital improved by 388% to $21.0 million
●	Ended year with $11.3 million backorders, $13.5 million cash and $44.9 million stockholders’ equity

Key Business Highlights for Q4 2020

●	Appointed Mark Starkey as President and Head of Global Sales, Patrick Foley as Chief Financial Officer and Shaun Marklew as Chief Technology Officer (effective Jan 2021).
●	Announced Dr. Don Gemeinhardt as Director of Strategic Funding and Grants.
●	Received significant customer orders of $4.2 million from D&H Distributing (US), $2.8 million from Unit DK (Denmark), $2.8 million from Trox (US), $1.6 million from ASI (Australia), $1.3 million from Speechi-Wouarf (France), $1.2 million from Tierney (US), $870 thousand from Charmex Internacional (Spain) and $668 thousand from IDNS (UK).
●	Closed the fourth quarter with #4 market share for IFPDs in EMEA, #3 in the U.K., #1 in Australia and Denmark, and #5 in the U.S. (per Q4 2020 research from Futuresource Consulting).
●	Received three awards from THE Journal’s Best New EdTech Product Awards for our MimioConnect Blended Learning Platform as Best Remote and Distance Learning Program, and our MyStemKits Virtual STEM Kits for both Best Robotics System/Curriculum and Best STEM/STEAM Program/Curriculum.
●	Awarded Best of Show at ISTE 2020 for our MimioConnect Blended Learning Platform, MimioSTEM MyStemKits and Robo 3D solutions, and Professional Development: Extending Learning Beyond the Classroom.
●	Recognized by the Plus X Awards for our Clevertouch IMPACT Plus interactive touchscreen in four categories: Design, Quality, Ease of Use and Functionality

Management Commentary

“We closed the fourth quarter with record customer orders and outperformed our revenue and earnings guidance,” commented Michael Pope, Chairman and Chief Executive Officer. “Despite challenging disruptions to how we interact and communicate in both education and business settings, we have experienced increased demand for our solutions in 2021 and expect to report the first quarter with revenue greater than $28 million and positive Adjusted EBITDA. Note that the first quarter is seasonally slow and has historically accounted for less than 20% of annual sales.

“We are benefiting from a robust and growing market for interactive hardware and software solutions, and are executing on our strategy to take market share by providing superior solutions and unsurpassed customer support. Specifically, we are managing an unprecedented order pipeline for our education technology solutions, including our range of interactive displays, in both the EMEA and the U.S. markets.

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“We are committed to improving profit margins as we diversify our product mix with increasing sales from high margin solutions such as software, proprietary accessories and professional services.”

Financial Results for the Three Months Ended December 31, 2020

Revenues for the three months ended December 31, 2020 were $31.9 million as compared to $5.9 million for the three months ended December 31, 2019, resulting in a 437% increase due primarily to the acquisition of Sahara in September 2020.

Gross profit for the three months ended December 31, 2020 was $3.6 million as compared to $1.0 million for the three months ended December 31, 2019. Gross profit margin for the three months ended December 31, 2020 was 11.2%, as compared to 17.6% for the three months ended December 31, 2019, resulting in a decrease of 64 basis points. The change in gross profit was mainly due to Sahara purchase accounting adjustments which resulted in a decrease to gross profit of $4.8 million; however, taking this into consideration, the normalized gross profit rate for the three months ended December 31, 2020, was $8.4 million or 26.4%. This was slightly down YOY principally due to the increases in global shipping costs which impacted margins between 2-3 percentage points.

Total operating expenses for the three months ended December 31, 2020 were $11.1 million as compared to $4.2 million for the three months ended December 31, 2019. The increase resulted from additional overhead costs associated with the acquired Sahara operations in September 2020.

Other income (expense) for the three months ended December 31, 2020 was net expense of $(1.9) million, as compared to net other income of $0.2 million for the three months ended December 31, 2019. The increase in other expense was due to $0.7 million of increased interest expense associated with increased borrowings, $0.8 million of losses recognized on the settlement of certain debt obligations that were exchanged for common shares, and $0.7 million of gains that were recognized in 2019 upon the remeasurement of certain derivative liabilities.

The Company reported a net loss of $(8.6) million for the three month ended December 2020 as compared to $(2.9) million for the three months ended December 31, 2019.

The net loss attributable to common shareholders was $(8.9) million and $(2.9) million for the three months ended December 31, 2020 and 2019, respectively, after deducting fixed dividends to Series B preferred shareholders.

Comprehensive loss was $(3.3) million and $(2.8) million for the three months ended December 31, 2020 and 2019, reflecting the effect of cumulative foreign currency translation adjustments of $5.3 million and $0.1 million for the three months ended December 31, 2020 and 2019, respectively. The resulting EPS loss for the three months ended December 31, 2020 was $(0.17) per diluted share, compared to $(0.26) per diluted share for the three months ended December 31, 2019.

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Adjusted EBITDA for the three months ended December 31, 2020 was income of $0.4 million, as compared to a loss of $(2.6) million for the three months ended December 31, 2019. Adjustments to EBITDA include stock-based compensation expense, gains/losses from the remeasurement of derivative liabilities, restructuring costs, acquisition costs, and the effects of purchase accounting adjustments in connection with the Sahara acquisition.

Adjusted EPS for the three months ended December 31, 2020 was $0.01 per diluted share, compared to ($0.24) per diluted share for the three months ended December 31, 2019.

At December 31, 2020, Boxlight had $13.5 million in cash and cash equivalents, $21.0 million in working capital, $140.4 million in total assets, $24.6 debt, $44.9 million in stockholders’ equity, 53.3 million common shares issued and outstanding, and 2.9 million preferred shares issued and outstanding.

Financial Results for the Year Ended December 31, 2020

Revenues for the year ended December 31, 2020 were $54.9 million as compared to $33.0 million for the year ended December 31, 2019, a 66% increase. The increase in revenues was largely a result of the acquisition of Sahara in September 2020.

Gross profit for the year ended December 31, 2020 was $9.9 million as compared to $8.9 million for the year ended December 31, 2019, a 10% increase. The gross margin decrease from 27.1% to 18.0% was driven by the effects of certain Sahara purchase accounting adjustments of $5.1 million. The resulting normalized gross profit rate for the for the year ended December 31, 2020, was 27.2%, as compared to 27.3% for 2019, showing a slight decrease due to increased global shipping costs.

Total operating expenses for the year ended December 31, 2020 were $22.6 million as compared to $17.0 million for the year ended December 31, 2019. The increase relates to additional overhead costs of the acquired Sahara operations.

Other income (expense) for the year ended December 31, 2020 was a net expense of $(4.3) million, as compared to a net expense of $(1.3) million for the year ended December 31, 2019. The increase in other non-operating expense is primarily due to $1.0 million of additional interest (increased borrowings), $1.5 million increase in losses incurred upon the settlement of certain notes, and $0.4 million of increased expense resulting from the fair value remeasurement of derivative liabilities.

The reported net losses were $(16.2) million and $(9.4) million for the years ended December 31, 2020 and 2019, respectively. The net loss increased by $6.8 million, however this includes $6.6 million GAAP expense items related to the Sahara acquisition: $1.6 million amortization of intangibles, $4.2 million FMV inventory purchase accounting, and $0.8 million FMV deferred revenue adjustment (discounting).

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Net loss attributable to common shareholders was $(16.5) million and $(9.4) million for the year ended December 31, 2020 and 2019, respectively, after deducting fixed dividends to Series B preferred shareholders.

Comprehensive loss was $(10.9) million and $(9.3) million for the year ended December 31, 2020 and 2019, reflecting the effect of cumulative foreign currency translation adjustments of $5.2 million and $0.1 million for the year ended December 31, 2020 and 2019, respectively.

The resulting EPS loss for the year ended December 31, 2020 was $(0.39) per diluted share, compared to $(0.88) per diluted share for the year ended December 31, 2019.

Adjusted EBITDA loss for the year ended December 31, 2020 was $(1.0) million, an improvement of $4.7 million compared to $(5.7) million for the year ended December 31, 2019. Adjustments to EBITDA include stock-based compensation expense, gains/losses from the remeasurement of derivative liabilities, restructuring costs, acquisition costs, and the effects of purchase accounting adjustments in connection with the Sahara acquisition.

Adjusted EPS for the year ended December 31, 2020 was ($0.02) per diluted share, compared to ($0.53) per diluted share for the year ended December 31, 2019.

Fourth Quarter and Full Year 2020 Financial Results Conference Call

Management will host a conference call to discuss the fourth quarter and full year 2020 financial results on Thursday, March 25, 2021 at 4:30 p.m. Eastern Time. The conference call details are as follows:

Date:	Thursday, March 25, 2021
Time:	4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time
Dial-in:	877-876-9176 (Domestic) 785-424-1670 (International)
Webcast:	https://www.webcaster4.com/Webcast/Page/2213/40468

For those unable to participate during the live broadcast, a replay of the call will also be available from 7:30 p.m. Eastern Time on March 25, 2021 through 11:59 p.m. Eastern Time on April 8, 2021 by dialing 1-877-481-4010 (domestic) and 1-919-882-2331 (international) and referencing the replay pin number: 40468.

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Use of Non-GAAP Financial Measures

To supplement Boxlight’s financial statements presented on a GAAP basis, Boxlight provides EBITDA and Adjusted EBITDA as supplemental measures of its performance.

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro forma operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with EBITDA and Adjusted EBITDA, non-GAAP financial measures of earnings. EBITDA represents net income before income tax expense (benefit), interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock-based compensation, the change in fair value of derivative liabilities, purchase accounting impact of inventory markup, and non- cash losses associated with debt settlement. Our management uses EBITDA and Adjusted EBITDA as financial measures to evaluate the profitability and efficiency of our business model. We use these non-GAAP financial measures to assess the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing pro forma results of operations, which include large non-cash amortizations of intangible assets from acquisitions and stock-based compensation. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

About Boxlight Corporation

Boxlight Corporation (Nasdaq: BOXL) is a leading provider of interactive technology solutions under its award winning brands Clevertouch® and Mimio® . The Company aims to improve engagement and communication in diverse business and education environments. Boxlight develops, sells, and services its integrated solution suite including interactive displays, collaboration software, supporting accessories and professional services. For more information about Boxlight and the Boxlight story, visit http://www.boxlight.com and http://www.clevertouch.com.

Forward Looking Statements

This press release may contain information about Boxlight’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its development and introduction of new products and services, marketing and other business development initiatives, and competition in the industry, among other things. Boxlight encourages you to review other factors that may affect its future results and performance in Boxlight’s filings with the Securities and Exchange Commission.

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Boxlight Corporation

Consolidated Balance Sheets

(unaudited)

	December 31	December 31
	2020	2019
ASSETS

Current assets:
Cash and cash equivalents	$13,460,451	$1,172,994
Accounts receivable-trade, net of allowances	20,869,033	3,665,057
Inventories, net of reserves	20,912,741	3,318,857
Prepaid expenses and other current assets	6,160,396	1,765,741
Total current assets	61,402,621	9,922,649

Property and equipment, net of accumulated depreciation	561,744	207,397
Intangible assets, net of accumulated amortization	55,156,594	5,559,097
Goodwill	23,189,974	4,723,549
Other assets	90,667	56,193
Total Assets	$140,401,600	$20,468,885

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$14,158,625	$4,721,417
Accounts payable and accrued expenses - related parties	1,967,346	5,031,367
Warranty reserve	88,770	12,775
Current portion of debt-third parties	16,817,161	4,536,227
Current portion of debt-related parties	-	368,383
Earn-out payable - related party	119,132	387,118
Deferred revenues - short-term	5,671,314	1,972,565
Derivative liabilities	362,967	146,604
Other short-term liabilities	1,209,117	31,417
Total current liabilities	40,394,432	17,207,873

Deferred revenues - long-term	10,482,152	2,582,602
Long-term debt - third parties	7,830,736	1,201,139
Long-term debt - related party	-	108,228
Deferred tax liabilities	7,954,870	-
Other long - term liabilities	2,240	16,696
Total liabilities	66,664,430	21,116,538

Mezzanine equity:
Series B	16,513,433	-
Series C	12,363,035	-
Total mezzanine equity	28,876,468	-

Stockholders’ equity (deficit):
Preferred stock	17	17
Common stock	5,334	1,170
Additional paid-in capital	87,186,862	30,735,815
Subscriptions receivable	(200)	(200)
Accumulated deficit	(47,500,969)	(31,346,431)
Other comprehensive loss	5,169,658	(38,024)
Total stockholders’ equity	44,860,702	(647,653)

Total liabilities, mezzanine and stockholders’ equity (deficit)	$140,401,600	$20,468,885

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Boxlight Corporation

Consolidated Statement of Operations

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Revenues	$31,863,131	$5,930,704	$54,890,854	$33,030,357
Cost of revenues	28,301,178	4,884,298	45,022,788	24,088,639
Gross margin	3,561,953	1,046,406	9,868,066	8,941,718
	11.2%	17.6%	18.0%	27.1%
Operating expense:
General and administrative expenses	10,713,224	3,878,372	21,157,284	15,771,187
Research and development expenses	345,803	317,798	1,418,898	1,229,480
Total operating expense	11,059,027	4,196,170	22,576,182	17,000,667

Loss from operations	(7,497,074)	(3,149,764)	(12,708,116)	(8,058,949)

Other income (expense):
Interest expense, net	(1,196,542)	(516,594)	(2,814,908)	(1,793,610)
Other (expense) income, net	67,707	21,718	128,639	87,674
Change in fair value of derivative liabilities	22,977	771,852	(216,363)	244,794
Gain (loss) from settlement of liabilities	(784,266)	(28,421)	(1,362,973)	118,013
Total other income (expense)	(1,890,124)	248,555	(4,265,605)	(1,343,129)

Net loss before income taxes	(9,387,198)	(2,901,209)	(16,973,721)	(9,402,078)
Income tax expense	821,175	-	821,175	-
Net loss	(8,566,023)	(2,901,209)	(16,152,546)	(9,402,078)
Fixed dividends to Series B preferred shareholders	(338,190)	-	(338,190)	-
Net loss attributable to common shareholders	$(8,904,213)	$(2,901,209)	$(16,490,736)	$(9,402,078)

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Boxlight Corporation

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	December 31,
	2020	2019
Net Loss	$(8,566)	$(2,901)
Depreciation and amortization	1,795	220
Interest expense	1,197	517
Income tax expense	(821)	-
EBITDA	$(6,396)	$(2,164)
Stock compensation expense	762	241
Change in fair value of derivative liabilities	(23)	(772)
Restructuring costs	121	-
Acquisition costs	265	-
Purchase accounting impact of fair valuing inventory	4,038	21
Purchase accounting impact of fair valuing deferred revenue	805	-
Net loss on settlement of Lind debt in stock	784	28
Adjusted EBITDA	$356	$(2,645)

	Year Ended
	December 31,
	2020	2019
Net Loss	$(16,153)	$(9,402)
Depreciation and amortization	2,555	909
Interest expense	2,815	1,794
Income tax expense	(821)	-
EBITDA	$(11,604)	$(6,699)
Stock compensation expense	1,628	1,137
Change in fair value of derivative liabilities	216	(245)
Restructuring costs	121	-
Acquisition costs	438	-
Purchase accounting impact of fair valuing inventory	4,248	61
Purchase accounting impact of fair valuing deferred revenue	805	-
Net loss on settlement of Lind debt in stock	3,124	28
Adjusted EBITDA	$(1,024)	$(5,718)

Media
Sunshine Nance
+1 360-464-2119 x254
sunshine.nance@boxlight.com

Investor Relations

+1 360-464-4478

investor.relations@boxlight.com

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